Vertex Energy, Inc. 8-K

Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated and effective March 24, 2022 (the “Effective Date”), is by and between, Vertex Energy, Inc., a Nevada corporation (the “Company”), and Tensile Capital Partners Master Fund LP, a Cayman Islands exempted limited partnership (“Warrant Holder”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Warrant Holder currently holds warrants to purchase 1,500,000 shares of the common stock, $0.001 par value per share of the Company (the “Common Stock”), evidenced by Warrant No. T-1, dated July 25, 2019 (the “Warrants”, and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”);

WHEREAS, the Warrant Holder desires to exchange the Warrants for shares of Common Stock, and the Company desires for the Warrant Holder to exchange the Warrants for shares of Common Stock; and

WHEREAS, the Company and Warrant Holder desire to set forth in writing the terms and conditions of their agreement and understanding concerning the exchange of the Warrants for shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency and receipt of, the Parties hereto agree as follows:

1.            Mutual Representations, Covenants and Warranties of the Parties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

1.1.        Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by the other Parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

1.2.        The execution and delivery by such Party and the consummation of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any agreement, contract or understanding to which such Party or its assets are bound or affected;

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP

1.3.        Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity, and has been duly and properly authorized to sign this Agreement on behalf of such entity; and

1.4.        All of the Warrants were acquired by the Warrant Holder for cash pursuant to the terms of that certain Subscription Purchase Agreement, dated July 25, 2019 (the “Subscription Agreement”), and entered into between the Company and the Warrant Holder, and investment risk associated with the Warrants dates back to the date of such Subscription Agreement.

2.            Exchange.

2.1.        The Warrants have an exercise price of $2.25 per share (the “Exercise Price”).

2.2.        The five-day volume weighted average price of the Company’s Common Stock for the five trading days immediately preceding the Effective Date is $8.7148 per share (the “VWAP”).

2.3.        In exchange for the Warrants (the “Exchange”), the Warrant Holder shall receive 1,112,728 shares of Common Stock (the “Exchange Shares”), which number has been computed using the following formula:

1,500,000 x (Y - $2.25) X = ———————————— Y

Where:	X	=	the number of shares of Common Stock to be issued to the Warrant Holder in Exchange for the Warrants, which shall be rounded (either up or down, as applicable) to the nearest whole share.

	Y	=	the VWAP.

2.4.        On or promptly following the Effective Date of this Agreement, the Warrant Holder shall return the original Common Stock Purchase Warrant representing all of the Warrants (the “Warrant Agreement”) to the Company for cancellation or an affidavit of lost warrant in connection therewith (as applicable), and the Warrant Holder agrees to take such other actions and execute such other documents as may be required by the Company or the Company’s Transfer Agent to perfect the cancellation of the Warrant Agreement and Warrants in connection with the Exchange.

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP

2.5.        Promptly after the receipt and confirmation by the Company of the Warrant Agreement and the cancellation of the Warrants, the Company shall instruct its Transfer Agent to issue Warrant Holder the Exchange Shares due in connection with the Exchange in book-entry form, and provide the Warrant Holder reasonable evidence thereof (the “Issuance”).

2.6.        Effective as of the Effective Date, the Warrant Holder hereby contributes, transfers, assigns and conveys to the Company all right, title and interest in and to all of the Warrants and the Warrant Agreement, together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto, reserving unto such Warrant Holder no rights or interests therein whatsoever, to have and to hold the same unto the Company and its heirs, legal representatives, successors and assigns, from and after the date hereof to its own proper use forever.

2.7.        Within two business days of the Issuance, if not before, and subject to the Warrant Holder providing the Company’s legal counsel a Rule 144 Representation Letter, in customary form (the “Rep Letter”), and such other information and representations as may be reasonably requested by such legal counsel, and provided that such legal counsel believes that Rule 144 of the Securities Act of 1933, as amended (“Rule 144” and the “Securities Act”) is available for the sale of such Exchange Shares, provided that the Company has confirmed with its legal counsel that its legal counsel has no reason to believe that Rule 144 is not available for the sale of such Exchange Shares, the Company shall instruct its legal counsel to prepare a Rule 144 opinion letter, in its customary form, and to release such Rule 144 opinion letter to the Company’s Transfer Agent, to allow the Warrant Holder to sell the Exchange Shares pursuant to the requirements of Rule 144.

2.8.        The Exchange shall be deemed a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act and Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act.

2.9.        The Parties intend that the Exchange be treated as a “reorganization” and this Agreement as a “plan of reorganization,” each within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

3.            Representations, Warranties, Confirmations and Acknowledgements of Warrant Holder. Warrant Holder hereby represents and warrants to the Company, that:

3.1.        The Warrant Holder is the sole record and beneficial owner of the Warrants and has good and marketable title to all of the Warrants, free and clear of all liens, security interests, claims, charges, equities, pledges, options and encumbrances of any kind, other than those arising under the Subscription Agreement, the Lock-Up Agreement, the organizational documents of the Company and applicable securities laws. Warrant Holder has not previously assigned, sold, transferred, encumbered (including, but not limited to, providing anyone an option or other right to purchase such Warrants) the Warrants;

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP

3.2.        Warrant Holder is an “accredited investor”, as such term is defined in Regulation D of the Securities Act;

3.3.        Warrant Holder is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that the Warrant Holder has requested regarding its business plans and prospects;

3.4.        Warrant Holder will acquire the Exchange Shares for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws;

3.5.        Warrant Holder acknowledges that the Exchange Shares have not been registered under the Securities Act, nor registered or qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Warrant Holder’s representations contained herein and in the Rep Letter;

3.6.        Warrant Holder has such knowledge and experience in financial and business matters that Warrant Holder is capable of evaluating the merits and risks of the Exchange Shares. Warrant Holder can bear the economic risk of the Exchange Shares, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Exchange Shares. Warrant Holder recognizes that the Exchange Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Exchange Shares is registered under the Securities Act or unless an exemption from registration is available. Warrant Holder has carefully considered and has, to the extent Warrant Holder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Exchange Shares for its particular tax and financial situation and it and its advisers, if such advisors were deemed necessary, have determined that the Exchange Shares are a suitable investment for it. Warrant Holder confirms that it has not been offered the Exchange Shares by any form of general solicitation or advertising;

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP

3.7.        Warrant Holder understands and acknowledges that each certificate or instrument representing the Exchange Shares will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act, or unless an exemption from registration exists in connection therewith (provided that such legend shall promptly be removed in connection with a proposed sale of such Exchange Shares pursuant to Rule 144 in connection with the terms of the legal opinion described above or issued without such legend, subject to Rule 144):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3.8.        Prior to the Warrant Holder’s entry into this Agreement, Warrant Holder has had an opportunity to review, and has in fact reviewed, (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2021; and (ii) the Company’s current reports on Form 8-K and Form 10-Qs as filed with the SEC (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “Vertex Energy” in the “Company and Person Lookup” field, and clicking the “Search” button), from January 1, 2021, to the Effective Date, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company. Warrant Holder acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

3.9.        Including the Exchange Shares, the Warrant Holder beneficially owns, as such term is defined and interpreted under the Securities Exchange Act of 1934, as amended, less than 5% of the Company’s outstanding Common Stock (when taking into account the issuance of the Exchange Shares), and such issuance of the Exchange Shares will further not result in the Warrant Holder exceeding the Beneficial Ownership Limitation set forth in, and defined in, the Warrant Agreement;

3.10.      The Warrant Holder is not, and has not been, for at least the last 90 days, an “affiliate” of the Company, as described and defined in Rule 144 of the Securities Act;

3.11.      Warrant Holder acknowledges that it is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including securities such as the Exchange Shares, and further acknowledges that the Company is entering into this Agreement with Warrant Holder in reliance on this acknowledgment and with Warrant Holder’s understanding, acknowledgment and agreement that the Company is privy to material non-public information regarding the Company (collectively, the “Non-Public Information”), which Non- Public Information may be material to a reasonable investor, such as Warrant Holder, when making investment disposition decisions, including the decision to enter into this Agreement, and Warrant Holder’s decision to enter into the Agreement is being made with full recognition and acknowledgment that the Company is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to Warrant Holder. Warrant Holder hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s possession of Non-Public Information. The Warrant Holder has specifically requested that the Company not provide it with any Non-Public Information. The Warrant Holder understands and acknowledges that the Company would not enter into this Agreement in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to the Company in entering into this Agreement;

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP

3.12.      The Warrant Holder acknowledges that the Exchange of the Warrants for the Exchange Shares may involve tax consequences to the Warrant Holder and that the contents of this Agreement do not contain tax advice. Warrant Holder acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of such Warrant Holder’s Warrants. The Warrant Holder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with such Warrants;

3.13.      The Warrant Holder agrees not to directly or indirectly purchase, sell make any short sale of, loan grant any option for the purchase of, or otherwise transfer or dispose of the Company’s Common Stock (or other securities, warrants, or other forms of convertible securities outstanding or other rights to acquire such securities) until the Company has filed an 8-K with the Securities Exchange Commission announcing this Agreement and the transactions contemplated herein, which the Company shall do no later than the first business day following the Effective Date;

3.14.      Nothing herein shall modify or reduce the restrictions on the resale of Warrant Holder’s Common Stock, including the Exchange Shares, pursuant to that certain Registration Rights and Lock-Up Agreement between the Company and the Warrant Holder, dated July 25, 2019 (the “Lock-Up Agreement”), as amended to date; and

3.15.      The Warrant Holder has not provided any consideration to the Company in connection with the Exchange, other than the Warrants.

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP

4.            Representations of the Company.

4.1.        The Exchange Shares to be issued by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued by the Company, fully paid and nonassessable shares of the Company.

4.2.        For the purposes of Rule 144, and as a result of the representations of the Warrant Holder in this Agreement and the Rep Letter, the Company acknowledges that the holding period of the Exchange Shares by virtue of Section 3(a)(9) and Rule 144(d)(3)(ii) under the Securities Act will be deemed to have commenced as of July 25, 2019, the date of the original acquisition by the Warrant Holder of the Warrants purchased pursuant to the Subscription Agreement, and the Company agrees not to take a position contrary to this Section 4.2. The Company acknowledges that it is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Warrant Holder pursuant to Rule 144.

5.            Further Assurances. The Company and Warrant Holder agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, representations, confirmations or other documents as may be reasonably requested and necessary or appropriate to allow for the transactions contemplated herein, including, but no limited to the Exchange.

6.            Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

7.            Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and applicable laws of the United States of America.

8.            Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

9.            Savings Clause. If any provision of this Agreement is prohibited by law or held to be unenforceable, the remaining provisions hereof shall not be affected, and this Agreement shall continue in full force and effect as if such unenforceable provision had never constituted a part hereof, and the unenforceable provision shall be automatically amended so as best to accomplish the objectives of such unenforceable provision within the limits of applicable law.

10.          Review and Construction of Documents. Warrant Holder represents to the Company and the Company represents to Warrant Holder, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP

11.          Specific Performance. Without limiting or waiving in any respect any rights or remedies of any party under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

12.          Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

“Company”

Vertex Energy, Inc.

By:	/s/ Benjamin P. Cowart

Its:	CEO

Printed Name:	Benjamin P. Cowart

“Warrant Holder”

Tensile Capital Partners Master Fund LP

By: Tensile Capital GP LLC
Its: General Partner

By:	/s/ Douglas J. Dossey
Name: Douglas J. Dossey
Title: Manager

Vertex Energy, Inc. – Exchange Agreement

Tensile Capital Partners Master Fund LP